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Exhibit 5.1

August 14, 2006

Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, California 94107

Re:    Form SB-2 Registration Statement (Registration No. 333-133550)

Ladies and Gentlemen:

We have acted as counsel to Handheld Entertainment, Inc., a Delaware corporation (the ‘‘Company’’), in connection with the Company's Registration Statement on Form SB-2 (as amended from time to time, the ‘‘Registration Statement’’), initially filed with the Securities and Exchange Commission (the ‘‘Commission’’) on April 26, 2006, under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Registration Statement relates to the registration of the offer and sale of up to (i) 1,500,000 units (the ‘‘Units’’), each Unit consisting of one share of the Company's common stock, par value $0.0001 per share (the ‘‘Common Stock’’), and a warrant (each a ‘‘Unit Warrant’’) to purchase one share of the Company's Common Stock (the ‘‘Warrant Shares’’), (ii) up to 225,000 additional Units (the ‘‘Over-Allotment Units’’) that the underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) the representative's Unit Purchase Option (the ‘‘UPO’’) consisting of an option to purchase up to 150,000 Units (the ‘‘UPO Units’’) consisting of shares of Common Stock and warrants of like tenor with the Unit Warrants (the ‘‘UPO Warrants’’), and (iv) up to 150,000 shares of Common Stock issuable upon exercise of the UPO Warrants (the ‘‘UPO Warrant Shares’’). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Securities Act.

In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, each as amended to date, corporate proceedings of the Company, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(a)    the Units and the Over-Allotment Units have been duly authorized and, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable;

(b)    the Units Warrants have been duly authorized, are validly issued and constitute a legal, valid and binding agreement of the Company;

(c)    the Warrant Shares have been duly authorized and reserved for issuance and, when issued upon exercise of the of the Unit Warrants (including the Unit Warrants forming a part of the Over-Allotment Units) in accordance with the terms thereof, will be legally issued, fully paid and non-assessable;

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(d)    the UPO Units have been duly authorized and, when issued and sold upon exercise of the UPO in accordance with the terms thereof, will be legally issued, fully paid and non-assessable;

(e)    the UPO Warrants have been duly authorized, are validly issued and constitute a legal, valid and binding agreement of the Company; and

(f)    the UPO Warrant Shares have been duly authorized and when issued upon exercise of the UPO Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the effects of the General Corporation Law of the State of Delaware, which includes its statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is being furnished for the benefit of both the Company and investors in connection with the issuance, offer and sale of the Units and is not to be used, quoted or otherwise referred to for any other purpose without prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption ‘‘Legal Matters’’ in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP